ContiFinancial Corporation
Calculation of Earnings Per Share
For the three months ended September 30, 1999


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Basic and Diluted Computation for the three months ended September 30,1999

Weighted average shares outstanding:

  Common stock excluding shares relating to employee incentive plans       45,720,925

  Vested Restricted Shares Outstanding during the Quarter                     746,770
                                                                        -------------
Weighted Average Shares Outstanding                                        46,467,695
                                                                        -------------
Quarter income (loss)                                                       ($335,707)
                                                                        -------------
Basic and Diluted Earnings Per Share                                           ($7.18)
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